UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2023, the Board of Directors (the “Board”) of Ashland Inc. (the “Company”) approved a one-time equity award grant (the “One-Time Award”) to Guillermo Novo, the Company's Chair and Chief Executive Officer, in recognition of Mr. Novo's many contributions to the Company and encouragement for Mr. Novo's continued employment with the Company through December 31, 2026. The One-Time Award, which is governed by the terms of a letter agreement entered into between the Company and Mr. Novo (the “Letter Agreement”), and granted pursuant to the Company's 2021 Omnibus Incentive Compensation Plan, has a target grant date fair value of $1,000,000 and is allocated as follows: (a) 60% performance units, with such payout to be determined upon the Company's achievement of certain pre-established performance goals during the three-year performance period ending on September 30, 2026, and (b) 40% time-based restricted stock units that will become fully vested on December 31, 2026, subject to Mr. Novo's continued employment with the Company through the vesting date.

As a condition to receiving the One-Time Award, Mr. Novo has agreed to provide the Company with at least 180 days advance notice if he intends to resign his employment without Good Reason (including due to his Retirement). Correspondingly, the Company has agreed to provide Mr. Novo with 180 days advance notice if it intends to terminate his employment without Cause; provided that this advance notice obligation shall cease to apply on and after a Change in Control, at which time the notice provisions of Mr. Novo’s Change in Control Agreement (included as Exhibit 10.4 to Ashland’s Form 10-Q filed on January 29, 2020) shall apply. The terms “Good Reason,” “Retirement,” “Cause,” and “Change in Control” have the meanings provided to them in the Offer Letter dated as of October 8, 2019 between Guillermo Novo and Ashland Global Holdings Inc., included as Exhibit 10.1 to Ashland’s Form 8-K filed on October 8, 2019.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Letter Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	November 17, 2023	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary